UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2026, Andrew Silberstein advised the Board of Directors (“Board”) of Claros Mortgage Trust, Inc. (“we,” “us,” “our,” or the “Company”) that he will be resigning from the Board, effective May 11, 2026. Mr. Silberstein was originally appointed to our Board pursuant to Almanac Realty Investors’, a business unit of NB Alternatives Advisers LLC (“Almanac’s”), right to designate one director to our Board for so long as its affiliate owns 4.9% or more of the outstanding shares of our common stock (the “Designation Right”). Mr. Silberstein’s resignation from the Board is in connection with his retirement from Almanac. Mr. Silberstein’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Silberstein for his dedicated service on the Board.

On May 11, 2026, our Board appointed D. Pike Aloian to our Board, effective May 11, 2026, to fill the vacancy created by Mr. Silberstein’s resignation upon the request of Almanac pursuant to the Designation Right. Mr. Aloian was appointed to serve until our 2026 Annual Meeting of Stockholders to be held on June 3, 2026 (the “Annual Meeting”) and until his successor is duly elected and qualified. Pursuant to the Designation Right, our Board has nominated Mr. Aloian for reelection at the Annual Meeting and we intend to file a supplement to the definitive proxy statement we filed on April 22, 2026 to reflect Mr. Aloian as a substitute nominee for reelection at the Annual Meeting to replace Mr. Silberstein. Except for Mr. Aloian’s appointment as the new Almanac designee pursuant to the Designation Right, there are no other arrangements or understandings between Mr. Aloian and any other person pursuant to which Mr. Aloian was selected as our director. There are no transactions in which Mr. Aloian has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Aloian joined Almanac in 1988 as Managing Director and transitioned to a senior advisor role in 2025, responsible for representing Almanac on the boards of Merritt Properties, LLC since 1997, Sherman Associates Ventures since 2020, and Key Real Estate Company since 2021. He has also served on the board of EastGroup Properties (NYSE:EGP) since 1999. He previously served on the boards of Welcome Group, LLC from 2019 to 2025, Klein Enterprises from 2021 to 2025, Brandywine Realty Trust (NYSE:BDN) from 1999 to 2012, and CRT Properties, Inc. (NYSE:CRO) from 1993 to 2005. Prior to joining Almanac in 1988, he was a vice president at The Harlan Company, where he was responsible for property acquisition, development and financing. He has also previously served as an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an MBA from Columbia University in 1980.

We expect to enter into our standard form of indemnification agreement for officers and directors with Mr. Aloian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: May 12, 2026	By:	/s/ J. Michael McGillis
J. Michael McGillis
Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)